Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated March 31, 2015, relating to the consolidated financial statements as of December 31, 2014 and 2013 and for each of the two years then ended, which appear in xG Technology Inc.’s Annual Report on Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey

July 15, 2015